Exhibit 99.1

NEWS RELEASE

Superior Uniform Group, Inc.

A NASDAQ Listed Company: SGC

10055 Seminole Boulevard

Seminole, Florida 33772-2539

Telephone (727) 397-9611

Fax (727) 803-2642

Contact:
Andrew D. Demott, Jr. COO, CFO & Treasurer (727) 803-7135	OR	Hala Elsherbini, Halliburton Investor Relations (972) 458-8000
For Immediate Release

SUPERIOR UNIFORM GROUP, INC. REPORTS SECOND QUARTER

OPERATING RESULTS

●	Net Income up 31.2% on 1.5% Increase in Net Sales
●	19th Consecutive Quarter with Sales Increase

SEMINOLE, Florida – July 27, 2017 - Superior Uniform Group, Inc. (NASDAQ: SGC), manufacturer of uniforms, career apparel and accessories, today announced that for the second quarter ended June 30, 2017, net sales increased 1.5 percent to $65.6 million compared with 2016 second quarter net sales of $64.7 million. Net income for the 2017 second quarter was $4.3 million, or $0.29 per diluted share, compared with $3.3 million, or $0.22 per diluted share, reported for the quarter ended June 30, 2016.

Michael Benstock, Chief Executive Officer, commented, “We are very pleased to report a 31.2 percent increase in net income despite net sales only increasing 1.5 percent. Net sales in our Uniforms and Related Products segment increased 1.7 percent in the second quarter as customer purchases continue to be somewhat stalled, awaiting more clarity in the political arena. We are seeing increases in our sales activity with larger volumes of opportunities although they are moving through the pipeline at a slower pace. The Office Gurus, our Remote Staffing Solutions segment, delivered an excellent second quarter reporting a 28.8 percent increase in net sales. We are seeing a significant increase in activity in this segment as we continue to broaden our footprint in this underserved market niche. BAMKO, our Promotional Products segment, reported a decrease in net sales of 10.0 percent. As we have stated in the past, BAMKO’s sales will fluctuate more widely on a quarter to quarter basis, given the nature of their sales cycle, in contrast with our other segments. We are very confident in the BAMKO team, and we expect sales performance to return to strong double-digit growth in the third quarter. We are actively pursuing acquisition opportunities in promotional products and are working through a solid pipeline of candidates.”

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CONFERENCE CALL

Superior Uniform Group will hold a conference call on Thursday, July 27, 2017 at 2:00 p.m. Eastern Time to discuss the Company’s results. Interested individuals may join the teleconference by dialing (844) 861-5505 for U.S. dialers and (412) 317-6586 for International dialers. The Canadian Toll Free number is (866) 605-3852. Please ask to be joined into the Superior Uniform Group call. The live webcast and archived replay can be accessed in the investor information section of the Company’s website at www.superioruniformgroup.com.

A telephone replay of the teleconference will be available one hour after the end of the call through 2:00 p.m. Eastern Time on August 3, 2017. To access the replay, dial (877) 344-7529 in the United States or (412) 317-0088 from international locations. Canadian dialers can access the replay at (855) 669-9658. Please reference conference number 10110251 for all replay access.

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About Superior Uniform Group, Inc.

Superior Uniform Group® (NASDAQ: SGC), established in 1920, is one of America’s foremost providers of fine uniforms and image apparel. Headquartered in Seminole, Fla., Superior Uniform Group manages award-winning uniform apparel programs for major corporations nationwide. Leaders in innovative uniform program design, global manufacturing, and state-of-the-art distribution, Superior Uniform Group helps companies achieve a more professional appearance and better communicate their brands – particularly those in healthcare, private security, retail, hospitality, transportation and food service industries.

The company’s commitment to service, technology, quality and value-added benefits, as well as its financial strength and resources, support customers’ diverse needs while embracing a “Customer 1st, Every Time!” philosophy and culture. Superior Uniform Group sells its wide range of products through its signature brands Superior I.D.™, Fashion Seal Healthcare® and HPI Direct®. Superior Uniform Group is also the parent company for The Office Gurus®, which provides call center and BPO solutions to a variety of customers, and BAMKO®, its innovative promotional products company that provides custom branding solutions to some of the nation’s strongest brands.

For more information, call (800) 727-8643 or visit www.SuperiorUniformGroup.com.

Statements contained in this press release which are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties, including without limitation, those identified in the Company’s SEC filings, which could cause actual results to differ from those projected.

Comparative figures are as follows:

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SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

THREE MONTHS ENDED JUNE 30,

(Unaudited)

	2017	2016

Net sales	$65,604,000	$64,660,000

Costs and expenses:
Cost of goods sold	42,230,000	42,897,000
Selling and administrative expenses	17,478,000	16,956,000
Interest expense	195,000	192,000
	59,903,000	60,045,000

Income before taxes on income	5,701,000	4,615,000
Income tax expense	1,360,000	1,307,000

Net income	$4,341,000	$3,308,000

Weighted average number of shares outstanding during the period
(Basic)	14,501,399	14,120,617
(Diluted)	15,040,431	14,957,469
Per Share Data:
Basic
Net income	$0.30	$0.23
Diluted
Net income	$0.29	$0.22

Cash dividends per common share	$0.0875	$0.0825

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SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

SIX MONTHS ENDED JUNE 30,

(Unaudited)

	2017	2016

Net sales	$126,591,000	$122,628,000

Costs and expenses:
Cost of goods sold	81,003,000	80,844,000
Selling and administrative expenses	35,121,000	33,419,000
Interest expense	379,000	340,000
	116,503,000	114,603,000

Gain on sale of property, plant and equipment	1,018,000	-

Income before taxes on income	11,106,000	8,025,000
Income tax expense	2,930,000	2,275,000

Net income	$8,176,000	$5,750,000

Weighted average number of shares outstanding during the period
(Basic)	14,426,060	14,023,840
(Diluted)	14,985,063	14,813,064
Per Share Data:
Basic
Net income	$0.57	$0.41
Diluted
Net income	$0.55	$0.39

Cash dividends per common share	$0.175	$0.165

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SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30,
	2017	December 31,
	(Unaudited)	2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$7,583,000	$3,649,000
Accounts receivable, less allowance for doubtful accounts of $1,755,000 and $1,276,000, respectively	40,620,000	41,823,000
Accounts receivable - other	2,412,000	3,085,000
Inventories*	67,596,000	69,240,000
Prepaid expenses and other current assets	8,567,000	7,214,000
TOTAL CURRENT ASSETS	126,778,000	125,011,000

PROPERTY, PLANT AND EQUIPMENT, NET	26,173,000	27,533,000
OTHER INTANGIBLE ASSETS, NET	22,097,000	23,238,000
GOODWILL	11,265,000	11,269,000
DEFERRED INCOME TAXES	7,090,000	6,800,000
OTHER ASSETS	4,780,000	2,997,000
	$198,183,000	$196,848,000

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$13,988,000	$13,507,000
Other current liabilities	8,247,000	10,716,000
Current portion of long-term debt	6,000,000	5,893,000
Current portion of acquisition-related contigent liabilities	3,135,000	1,788,000
TOTAL CURRENT LIABILITIES	31,370,000	31,904,000

LONG-TERM DEBT	34,454,000	36,227,000
LONG-TERM PENSION LIABILITY	7,780,000	9,467,000
LONG-TERM ACQUISITION-RELATED CONTINGENT LIABILITY	4,173,000	7,238,000
OTHER LONG-TERM LIABILITIES	2,292,000	1,462,000
COMMITMENTS AND CONTINGENCIES (NOTE 5)
SHAREHOLDERS' EQUITY:
Preferred stock, $.001 par value - authorized 300,000 shares (none issued)	-	-
Common stock, $.001 par value - authorized 50,000,000 shares, issued and outstanding - 14,768,272 and 14,513,207, respectively.	15,000	15,000
Additional paid-in capital	44,701,000	42,416,000
Retained earnings	79,239,000	74,283,000
Accumulated other comprehensive income (loss), net of tax:
Pensions	(5,762,000)	(6,258,000)
Cash flow hedges	(159,000)	21,000
Foreign currency translation adjustment	80,000	73,000
TOTAL SHAREHOLDERS' EQUITY	118,114,000	110,550,000
	$198,183,000	$196,848,000

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SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

SIX MONTHS ENDED JUNE 30,

(Unaudited)

	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$8,176,000	$5,750,000
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,715,000	2,333,000
Provision for bad debts - accounts receivable	575,000	180,000
Share-based compensation expense	1,108,000	1,097,000
Deferred income tax benefit	(509,000)	(69,000)
Gain on sale of property, plant and equipment	(1,018,000)	-
Accretion of acquisition-related contingent liability	81,000	81,000

Changes in assets and liabilities, net of acquisition of business:
Accounts receivable - trade	552,000	(2,181,000)
Accounts receivable - other	674,000	1,125,000
Inventories	1,632,000	653,000
Prepaid expenses and other current assets	(1,353,000)	(1,648,000)
Other assets	(1,784,000)	(353,000)
Accounts payable	585,000	2,238,000
Other current liabilities	(2,808,000)	(1,464,000)
Long-term pension liability	(894,000)	259,000
Other long-term liabilities	829,000	40,000
Net cash provided by operating activities	8,561,000	8,041,000

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(2,004,000)	(5,527,000)
Proceeds from disposals of property, plant and equipment	2,810,000	-
Purchase of business net of acquired cash	-	(15,252,000)
Net cash provided by (used in) investing activities	806,000	(20,779,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	72,422,000	90,514,000
Repayment of long-term debt	(74,088,000)	(71,138,000)
Payment of cash dividends	(2,490,000)	(2,270,000)
Payment of contingent liability	(1,800,000)	(1,800,000)
Proceeds received on exercise of stock options	798,000	781,000
Tax benefit from vesting of acquisition related restricted stock	70,000	535,000
Tax withholding on exercise of stock rights	(421,000)	(267,000)

Net cash (used in) provided by financing activities	(5,509,000)	16,355,000

Effect of currency exchange rates on cash	76,000	82,000

Net increase in cash and cash equivalents	3,934,000	3,699,000

Cash and cash equivalents balance, beginning of year	3,649,000	1,036,000

Cash and cash equivalents balance, end of period	$7,583,000	$4,735,000